Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 17, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Triangle Alternative Network Incorporated

Dear Sirs:

We were previously the principal auditors for Triangle Alternative Network Incorporated and we reported on the financial statements of Triangle Alternative Network Incorporated for the period from inception, May 23, 2007 to June 30, 2009. We have read Triangle Alternative Network Incorporated's statements under Item 4 of its Form 8-K/A, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between Triangle Alternative Network Incorporated and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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